        As filed with the Securities and Exchange Commission on June 13, 1997

                                                       Registration No.
                                                                      ---------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 -------------------

                                      Form S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                                 -------------------

                                     BSM BANCORP
                  (Exact name of issuer as specified in its charter)


         California                                         77-0442667
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                        Identification Number)


                 2739 Santa Maria Way, Santa Maria, California 93455
                       (Address of principal executive offices)


                          BSM BANCORP 1996 STOCK OPTION PLAN
                               (Full title of the plan)


                                   William A. Hares
                        President and Chief Executive Officer
                                     BSM Bancorp
                                 2739 Santa Maria Way
                            Santa Maria, California 93455
                       (Name and address of agent for service)

                                    (805) 937-8551
            (Telephone number, including area code, of agent for service)

                                       Copy to:

                               Loren P. Hansen, Esquire
                                   Knecht & Hansen
                             1301 Dove Street, Suite 900
                           Newport Beach, California  92660

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                    PROPOSED      PROPOSED
                                    MAXIMUM        MAXIMUM
TITLE OF                           OFFERING       AGGREGATE      AMOUNT OF
SECURITIES TO       AMOUNT TO      PRICE PER      OFFERING     REGISTRATION
BE REGISTERED     BE REGISTERED(1)  SHARE(2)       PRICE           FEE
--------------------------------------------------------------------------------
Common Stock,
No Par Value        892,542         $17.00       $15,173,214     $4,597.94
--------------------------------------------------------------------------------




                                   EXPLANATORY NOTE


    In accordance with the Note to Part I of the Form S-8, the information specified by Part I has been omitted from this Registration Statement.

------------------------
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the BSM Bancorp 1996 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g).

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The Company hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Bank of Santa Maria's Annual Report on Form F-2 for the fiscal year ended December 31, 1996 filed with the Federal Deposit Insurance Corporation.

         (b) All other reports filed with the Securities and Exchange Commission ("Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), since December 31, 1996.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form S-4 that was filed with the Commission on November 27, 1996, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

    ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable

    ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable

    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 3.15 of the Company's Bylaws provides as follows:

         (a) The corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 3.15, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         (b) The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its officers, employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an officer, employee or agent of the corporation. For purposes of this Section 3.15, an "officer", "employee" or "agent" of the corporation includes any person (i) who is or was an officer, employee, or agent of the corporation, (ii) who is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         (c) Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 3.15 shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this
Section 3.15. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is permitted pursuant to Section 3.15 may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this
Section 3.15.

         (d) The indemnification provided by this Section 3.15 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

         (e) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 3.15.

         (f) No indemnification or advance shall be made under this Section 3.15, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

              (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

              (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 204 of the California Corporations Code allows a corporation to adopt a partial exemption from liability of its directors. New subsections
(10) and (11) of Section 204(a) of the California Corporations Code permit the Articles of Incorporation to include the following provisions:

              "(10) Provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of director's duties to the corporation and its shareholders, as set forth in Section 309, provided, however, that (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts of omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director,
         (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under
         Section 310 (which relates to transactions between corporations and directors of corporations have interrelated directors) or (vii) under
         Section 316 (which relates to liability for illegal distributions or dividends) (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

              "(11) A provision authorizing, whether by bylaw, agreement, or otherwise, the indemnification of agents (as defined in Section 317) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) or as to circumstances in which indemnity is expressly prohibited by Section 317.

              Notwithstanding this subdivision, in the case of a close corporation any of the provisions referred to above may be validly included in a shareholders' agreement. Notwithstanding this subdivision, bylaws may require for all or any actions by the board the affirmative vote of a majority of the authorized number of directors. Nothing contained in this subdivision shall affect the enforceability, as between the parties thereto, of any lawful agreement not otherwise contrary to public policy."

         Section 204.5(a) was added to the California Corporations Code and provides that if the articles of incorporation include a provision reading substantially as follows: "The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under "California law", then the corporation shall be considered to have adopted a provision as authorized by paragraph (10) of subdivision (a) of Section 204 and more specific wording shall not be required.

         The Articles of the Company contains the following Article V:

                           "ARTICLE V - DIRECTOR LIABILITY

              The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

         In addition, the Articles of the Company contains the following
Article VI:

                            "ARTICLE VI - INDEMNIFICATION

              The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code."

The Company has adopted provisions in its bylaws and indemnification agreements pursuant to the above provisions.

Section 317 of the California General Corporation Law is set forth below:

         "SECTION 317. INDEMNIFICATION OF CORPORATE "AGENT".

         (a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (3) of subdivision (e).

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         (c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders.

         No indemnification shall be made under this subdivision for any of the following:

              (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses and then only to the extent that the court shall determine.

              (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

              (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         (d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         (e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or
(c), by any of the following:

              (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

              (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

              (3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

              (4) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

         (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

         (g) The indemnification provided by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by
Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph
(11) of subdivision (a) of section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

         (h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (3) of subdivision (e), in any circumstance where it appears:

              (1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

              (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         (i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (l) if the articles authorize indemnification in excess of that authorized in this section and he insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2)(A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

         (j) This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

    ITEM 8.  EXHIBITS.

Exhibit No.                  Description                             Page
----------                   -----------                             ----

    4              BSM Bancorp 1996 Stock Option
                   Plan, as amended, and form Stock
                   Option Agreement

    5              Opinion of Knecht & Hansen regarding
                   legality of shares to be registered

   15              Letter regarding unaudited interim
                   financial information                        Inapplicable

   23(a)           Consent of Knecht & Hansen (filed
                   as part of Exhibit 5)

   23(b)           Consent of independent public accountants

   25              Power of Attorney (included in signature page)


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) hat is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (d) The undersigned registrant undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Maria, State of California, on this 13th day of June, 1997.

                                  BSM BANCORP


                                  By  /s/ William A. Hares
                                     ------------------------------------------
                                       William A. Hares
                                       President and Chief Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Hares and F. Dean Fletcher, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Name                          Title                      Date
            ----                          -----                      ----

Principal Executive Officer:


/s/ William A. Hares            President and Chief Executive   June 13, 1997
----------------------------    Officer
William A. Hares

Principal Financial and Accounting Officer:


/s/ F. Dean Fletcher            Executive Vice President and    June 13, 1997
----------------------------    Chief Financial Officer
F. Dean Fletcher


/s/ Armand R. Acosta            Director                        June 13, 1997
----------------------------
Armand R. Acosta


/s/ Richard E. Adam             Director                        June 13, 1997
----------------------------
Richard E. Adam


/s/ Fred L. Crandall, Jr.       Director                        June 13, 1997
----------------------------
Fred L. Crandall, Jr.


                                Chairman of the Board,          June 13, 1997
----------------------------    Director
A.J. Diani


/s/ Roger A. Ikola              Director                        June 13, 1997
----------------------------
Roger A. Ikola


/s/ Toshiharu Nishino           Director                        June 13, 1997
----------------------------
Toshiharu Nishino


/s/ Joseph Sesto, Jr.           Director                        June 13, 1997
----------------------------
Joseph Sesto, Jr.

            Name                          Title                      Date
            ----                          -----                      ----


/s/ William L. Snelling         Director                        June 13, 1997
----------------------------
William L. Snelling


/s/ Mitsuo Taniguchi            Director                        June 13, 1997
----------------------------
Mitsuo Taniguchi


/s/ Joseph F. Ziemba            Director                        June 13, 1997
----------------------------
Joseph F. Ziemba


    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Board of Directors who administer the BSM Bancorp 1996 Stock Option Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Maria, State of California, on the 13th day of June, 1997.

                                  BSM BANCORP
                                  1996 STOCK OPTION PLAN


                                  By /s/ William A. Hares
                                     ------------------------------------------
                                     William A. Hares, President and Chief
                                     Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Name                     Title                              Date
         ----                     -----                              ----
Principal Executive Officer:

/s/ William A. Hares            President and Chief Executive   June 13, 1997
----------------------------    Officer
William A. Hares

Principal Financial and Accounting Officer:


/s/ F. Dean Fletcher            Executive Vice President and    June 13, 1997
----------------------------    Chief Financial Officer
F. Dean Fletcher

         Name                     Title                              Date
         ----                     -----                              ----


/s/ Armand R. Acosta            Director                        June 13, 1997
----------------------------
Armand R. Acosta


/s/ Richard E. Adam             Director                        June 13, 1997
----------------------------
Richard E. Adam


/s/ Fred L. Crandall, Jr.       Director                        June 13, 1997
----------------------------
Fred L. Crandall, Jr.


                                Chairman of the Board,          June 13, 1997
----------------------------    Director
A.J. Diani


/s/ Roger A. Ikola              Director                        June 13, 1997
----------------------------
Roger A. Ikola


/s/ Toshiharu Nishino           Director                        June 13, 1997
----------------------------
Toshiharu Nishino


/s/ Joseph Sesto, Jr.           Director                        June 13, 1997
----------------------------
Joseph Sesto, Jr.


/s/ William L. Snelling         Director                        June 13, 1997
----------------------------
William L. Snelling


/s/ Mitsuo Taniguchi            Director                        June 13, 1997
----------------------------
Mitsuo Taniguchi


/s/ Joseph F. Ziemba            Director                        June 13, 1997
----------------------------
Joseph F. Ziemba